Exhibit 99.1

IMMEDIATE NEWS RELEASE

Schmitt Announces Second Quarter Fiscal 2021 Operating Results

January 14, 2021	NASDAQ: SMIT

Portland, Oregon – Schmitt Industries, Inc. (NASDAQ: SMIT) (the “Company” or “Schmitt”) today announced its operating results for the fiscal quarter ended November 30, 2020. The operating results for the six months ended November 30, 2020 include first quarter financial results from Schmitt’s July 9, 2020 acquisition of Ample Hills Creamery (“Ample Hills”).

Highlights of the three months and six months ended November 30, 2020

•	Consolidated revenues increased $996,610, or 96.5%, to $2,029,712 for the three months ended November 30, 2020, as compared to $1,033,102 for the three months ended November 30, 2019. For the six months ended November 30, 2020, consolidated revenues increased $1,409,318, or 66.2%, to $3,537,197, as compared to $2,127,879 for the six months ended November 30, 2019.
•	The company’s newly formed Ice Cream Segment’s first full quarter of operations generated revenues of $1,158,989 for the three months ended November 30, 2020. From the date of the Company’s acquisition of Ample Hills on July 9, 2020 through November 30, 2020, the ice cream segment generated revenue of $1,660,409.
•	Measurement Segment revenue decreased $162,379, or 15.7%, to $870,723 for the three months ended November 30, 2020, as compared to $1,033,102 for the three months ended November 30, 2019. Measurement Segment revenue decreased $251,092, or 11.8%, to $1,876,788 for the six months ended November 30, 2020, as compared to $2,127,880 for the six months ended November 30, 2020. The decreases are primarily due to a $33,202, or 9.0%, decline in sales of the Company’s Acuity products for the three months ended and $112,747, or 13.8%, for the six months ended November 30, 2020. Recurring revenue from the Company’s Xact products monitoring services continued to grow, increasing $39,158, or 10.3%, to $420,133 for the three months ended November 30, 2020 and $59,754, or 8.0%, increase to $808,570 for the six months ended November 30, 2020, as compared to the three and six month periods ended November 30, 2019. The increase in Xact product monitoring services was offset by a decrease in Xact product sales of $122,917, or 56.6%, to $94,413 for the three months ended and $120,968, or 28.2%, decrease to $307,406 for the six months ended November 30, 2020.
•	Gross margin increased to 47.4% for the three months ended November 30, 2020, as compared to 37.7% for the three months ended November 30,2020. Gross margin increased to 44.4% for the six months ended November 30, 2020 as compared to 40.7% for the six months ended November 30, 2019. The increase in gross margin is due to the start-up of the Ample Hill’s factory and the decline in lower margin Acuity sales.
•	Operating expenses increased $2,110,785, or 211.4%, to $3,109,392 for the three months ended November 30, 2020, as compared to $998,607 for the three months ended November 30, 2019. The increase was primarily due to the inclusion of the Ample Hills business along with increased stock compensation, professional fees, and investments in information technology.

•	Net loss from continuing operations was $2,366,469, or ($0.63) per share, for the three months ended November 30, 2020, as compared to a net loss of ($599,058), or ($0.15) per share, for the three months ended November 30, 2019. Net loss from the continuing operations was $2,215,810, or ($0.59) per share, for the six months ended November 30, 2020, as compared to a net loss of ($821,185), or ($0.20) per share for the six months ended November 30, 2019. Excluding the $1,189,512 bargain purchase gain realized as a result of the acquisition of Ample Hills, stock-based compensation, transaction fees and re-organization expenses, and income from discontinued product lines, non-GAAP earnings per share from continuing operations for the three months was $(0.59) and $(0.82) for the six months ended November 30, 2020.
•	Adjusted EBITDA decreased $2,120,611, to ($2,132,309), for the three months ended November 30, 2020, as compared to ($11,698) for the three months ended November 30, 2019. For the six months ended November 30, 2020, Adjusted EBITDA decreased $3,199,214 to $3,301,839, as compared to ($102,625).

The Company finished the quarter ended November 30, 2020 with $7,337,469 in cash, as compared to $10,566,531 for the year ended May 31, 2020.

Michael Zapata, Schmitt’s Chairman and Chief Executive Officer, commented, “The second quarter of fiscal year 2021 continued our focus on stabilization and building a strong foundation for our businesses. At Ample Hills Creamery, we are investing in both our assets and our people. We approved a capital project to upgrade our equipment and improve production efficiencies at our iconic Red Hook factory, while also focusing on cost reduction in our purchasing practices. At our 10 retail locations, we’ve implemented new ice cream and cabinet management training whjle supporting and protecting our Amployees. As we move forward, we will continue to focus on building our brand, expanding our wholesale and e-commerce presence, and identifying strong co-pack partners for our Red Hook factory.

“In our SMS Measurement segment, we redesigned our Acuity website and Xact portal for an improved customer service experience while continuing to build our sales pipeline and implementing production process improvements. Despite uncertain economic conditions, our teams have maintained discipline in execution and will continue to do so as we enter the new year.”

Shareholder Rights Plan

As previously disclosed, the Schmitt Board of Directors (“Board”) believes the Section 382 Rights Agreement (“Agreement”) that was implemented in 2019 has served its purpose of preserving the Net Operating Losses (“NOLs”) so they could be used to offset cash taxes for shareholders. Effective January 14, 2021, the Board has approved for the removal of the Agreement, which it believes is in the best interest of shareholders and appropriate corporate governance.

Real Estate Update

Schmitt listed the 28th Street building for sale on December 18, 2020. There is no certainty or timing of the sale of this property.

Summary data for the three and six months ended November 30, 2020:

	Three months ended November 30,		Change
	2020	2019	$	%
Total net revenue	$2,029,712	$1,033,102	$996,610	96.5%
Gross margin	47.4%	37.7%
Operating expenses	3,109,393	998,607	2,110,786	211.4%
Net loss from continued operations	(2,366,469)	(599,058)	(1,767,411)	295.0%
Net loss per common share from continued operations, diluted	$(0.63)	$(0.15)	$(0.48)	320.0%

	Six months ended November 30,		Change
	2020	2019	$	%
Total net revenue	$3,537,197	$2,127,879	$1,409,318	66.2%
Gross margin	44.4%	40.7%
Operating expenses	5,338,729	1,705,845	3,632,884	213.0%
Net loss from continued operations	(2,215,810)	(821,185)	(1,394,625)	169.8%
Net loss per common share from continued operations, diluted	$(0.59)	$(0.20)	$(0.39)	195.0%

Reconciliation of Adjusted EBITDA:

	Three months ended November 30,
	2020	2019
Loss before income taxes from continuing operations	$(2,364,832)	$(603,497)
Depreciation and amortization	100,724	41,249
EBITDA from continuing operations	$(2,264,108)	$(562,248)

Adjusted for:
Bargain purchase gain	82,103	-
Income from discontinued product line	(18,852)	(64,270)
Transaction fees and re-organization expenses	-	466,707
Stock-based compensation	68,549	72,014
Unrecoverable Inventory Costs	-	76,099
Adjusted EBITDA from continuing operations	$(2,132,308)	$(11,698)

	Six months ended November 30,
	2020	2019
Loss before income taxes from continuing operations	$(2,618,840)	$(829,014)
Depreciation and amortization	187,114	83,277
EBITDA from continuing operations	$(2,431,726)	$(745,737)

Adjusted for:
Bargain purchase gain	(1,189,512)	-
Income from discontinued product line	(57,139)	(134,270)
Transaction fees and re-organization expenses	125,167	508,681
Stock-based compensation	251,371	192,602
Unrecoverable Inventory Costs	-	76,099
Adjusted EBITDA from continuing operations	$(3,301,839)	$(102,625)

Reconciliation of Adjusted Net Loss and Non-GAAP EPS:

	Three months ended November 30,
	2020	2019
Net loss from continuing operations	$(2,366,469)	$(599,058)
Adjusted for:
Bargain purchase gain	82,103	-
Income from discontinued product line	(18,852)	(64,270)
Transaction fees and re-organization expenses	-	466,707
Stock-based compensation	68,549	72,014
Unrecoverable Inventory Costs	-	76,099
Adjusted net loss from continuing operations (Non-GAAP)	$(2,234,669)	$(48,508)
Non-GAAP loss per fully diluted share	$(0.59)	$(0.01)

	Six months ended November 30,
	2020	2019
Net loss from continuing operations	$(2,215,810)	$(821,185)
Adjusted for:
Bargain purchase gain	(1,189,512)	-
Income from discontinued product line	(57,139)	(134,270)
Transaction fees and re-organization expenses	125,167	508,681
Stock-based compensation	251,371	192,602
Unrecoverable Inventory Costs	-	76,099
Adjusted net loss from continuing operations (Non-GAAP)	$(3,085,923)	$(178,073)
Non-GAAP loss per fully diluted share	$(0.82)	$(0.04)

Use of Non-GAAP Financial Measures by Schmitt Industries

This release presents the non-GAAP financial measures “Adjusted EBITDA from continuing operations”, “Adjusted net loss from continuing operations (Non-GAAP)”, and “Non-GAAP loss per fully diluted share.” The most directly comparable measure for these non-GAAP financial measures are net income and basic and diluted net income per share. The Company presents adjusted EBITDA after excluding the bargain purchase gain related to the Ample Hills acquisition, related transaction and re-organization expenses, and stock-based compensation.

A discussion of the reasons why management believes that the presentation of non-GAAP financial measures provides useful information to investors regarding Schmitt’s financial condition and results of operations is included as Exhibit 10.5 to Schmitt’s report on Form 8-K filed with the Securities and Exchange Commission on January 15, 2021.

About Schmitt Industries

Schmitt Industries, Inc., founded in 1987, designs, manufactures and sells high precision test and measurement products, solutions and services through its Acuity® and Xact® product lines. Acuity provides laser and white light sensor distance measurement and dimensional sizing products, and our Xact line provides ultrasonic-based remote tank monitoring products and related monitoring revenues for markets in the Internet of Things environment. The Company also owns and operates Ample Hills Creamery, a beloved ice cream manufacturer and retailer based in Brooklyn, NY.

FORWARD-LOOKING STATEMENTS

This document may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors. A complete discussion of the risks and uncertainties that may affect Schmitt’s business, including the business of its subsidiary, is included in “Risk Factors” in the Company’s most recent Annual Report on Form 10-K as filed by the Company with the Securities and Exchange Commission.

For further information regarding risks and uncertainties associated with the Company’s business, please refer to Schmitt’s SEC filings, including, but not limited to, its Forms 10-K, 10-Q and 8-K.

The forward-looking statements in this release speak only as of the date on which they were made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release, or for changes to this document made by wire services or internet service providers.

For more information contact:	Michael R. Zapata, President and CEO Philip Bosco, CFO and Treasurer (503) 227-7908 or visit our website at www.schmitt-ind.com